Exhibit 99

News Release
For Immediate Release

Contact:  Dan Chila, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp, Inc. Reports Third Quarter 2009 Results

VINELAND, NJ – October 27, 2009 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today a net loss available to common shareholders of $6.5 million, or $0.28 net loss per diluted share, for the third quarter ended September 30, 2009, compared to net income of $4.1 million, or $0.17 per diluted share, for the third quarter of 2008.

For the nine months ended September 30, 2009, the Company reported a net loss available to common shareholders of $16.1 million, or $0.70 net loss per diluted share, compared to net income of $10.6 million, or $0.44 per diluted share, in the prior year period.

“We believe we are moving proactively beyond the phase where the identification of problem assets inhibits forward momentum,” said Thomas X. Geisel, president and chief executive officer. “While we have an experienced group who are focused on managing asset quality, the majority of our employees continue to seek and deliver on opportunities to grow the business in these still challenging times. Our loan loss provisions over the last several quarters and the increased level of charge-offs have obviously had a negative impact on our financial performance, but we expect these decisive actions will help to move us through this cycle as rapidly as possible and positively position us for 2010. Our goal is to focus all of the Company’s resources on growing our position as the second largest banking company headquartered in New Jersey.”

“In terms of our underlying operating performance, we have been doing very well,” said Geisel. “Third quarter net interest income of $27.0 million (tax-equivalent basis) was up, versus $24.3 million for the linked quarter and $22.3 million for first quarter of 2009. Importantly, the net interest margin, the main driver of future profitability, increased to 3.36%, as compared to 3.01% for the linked quarter and 2.74% for first quarter 2009.”

 “Our cost of average interest-bearing deposits for the third quarter (1.59%) decreased 36 basis points over the linked quarter, 60 basis points over the first quarter 2009 and 106 basis points over third quarter 2008. And the return we produced (yield) on average loans for the third quarter was 4.88%, an increase of 5 basis points over the linked quarter and 16 basis points over first quarter 2009. These trends indicate we are successfully managing in the right direction the basic fundamentals of good community banking, despite a continuing tough operating environment,” said Geisel.

As previously announced, results for the third quarter 2009 include the following charges:

·
The Company recorded a $16.2 million provision for loan losses, or $0.41 per diluted share, increasing the allowance for loan losses to 1.70% of outstanding loans at September 30, 2009 as compared to 1.62% at June 30, 2009 and 1.36% at December 31, 2008. The provision for loan losses for the third quarter was 0.59% of average loans as compared to 0.25% of average loans for the linked second quarter 2009 and 0.14% of average loans for the comparable prior year quarter. Net charge-offs during the third quarter were $14.5 million, or 0.53% of average loans outstanding, as compared to $2.0 million, or 0.07% of average loans outstanding, for the linked quarter and $1.1 million, or 0.04% of average loans outstanding, for the comparable prior year quarter.

·
The Company recognized a pre-tax impairment charge during the quarter of $1.9 million, or $0.05 per diluted share, due to further deterioration of underlying collateral on a pooled trust preferred security. This security, which had an original cost basis of $7.0 million, had been previously written down $5.1 million in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) guidance on the recognition and presentation of other-than-temporary impairments, which the Company previously adopted in the first quarter of 2009.

·	The Company recognized a pre-tax write-down of $800,000, or $0.02 per diluted share, on the value of a commercial warehouse that is currently the largest property held as Real Estate Owned.
Selected core operating highlights reflecting favorable performance in the third quarter include:

·
Third quarter net interest income of $27.0 million (tax-equivalent basis) compared favorably to $24.3 million for the linked quarter and $22.3 million for first quarter 2009. Net interest income was $25.4 million for third quarter 2008.

·
The third quarter net interest margin increased to 3.36%, as compared to 3.01% for the linked quarter and 2.74% for first quarter 2009. The net interest margin was 3.28% for the third quarter 2008. The margin increase over the two quarters since year-end 2008 reflects the Company’s focus on margin improvement initiatives on both sides of the balance sheet.

·
The cost of average interest-bearing deposits for the third quarter of 1.59% decreased 36 basis points from 1.95% for the linked quarter, 60 basis points from 2.19% for first quarter 2009 and 106 basis points from 2.65% for third quarter 2008.

·	The yield on average loans for the third quarter of 4.88% increased 5 basis points from 4.83% for the linked quarter and 16 basis points from 4.72% for first quarter 2009.
Other key financial highlights include:

·	Total assets were $3.55 billion at September 30, 2009, as compared to $3.43 billion at September 30, 2008 and $3.56 billion at June 30, 2009.
·
Total loans before allowance for loan losses were $2.71 billion at September 30, 2009, as compared to $2.67 billion at September 30, 2008 and $2.73 billion at June 30, 2009. Commercial loans, on average, were essentially level on a linked quarter basis, residential mortgages increased on average 1.1% and home equity loans decreased on average 2.3%.

·
Total non-performing assets were $94.1 million at September 30, 2009, or 3.46% of total loans and real estate owned, compared to $74.1 million, or 2.70%, at June 30, 2009 and $49.9 million, or 1.87%, at September 30, 2008. The allowance for loan losses to non-performing loans was 54.58% at September 30, 2009, as compared to 69.82% at June 30, 2009 and 71.80% at September 30, 2008.

·
Total deposits were $2.93 billion at September 30, 2009, an increase of $59.5 million, or 2.1%, from September 30, 2008 and $57.4 million, or 2.0%, from June 30, 2009. Average total deposits declined $29.1 million over the linked quarter as average certificates of deposit decreased $172.3 million, offset by an increase in average core deposits of $143.2 million, or 8.2%.

·
The third quarter net interest margin was 3.36%, as compared to 3.01% for the linked quarter and 3.28% for third quarter 2008. The interest rate spread as compared to the linked second quarter increased 38 basis points, with a yield increase of 3 basis points on interest-earnings assets, offset by a decrease in the cost of interest-bearing liabilities of 35 basis points. Average interest-earning assets for the quarter of $3.22 billion remained relatively stable over the linked quarter.

·
Total operating non-interest income for the quarter of $6.4 million, which excludes the impairment charge of $1.9 million, increased $114,000, or 1.8%, over the linked quarter, which excludes an impairment charge of $4.6 million, and decreased $642,000, or 9.1%, over the comparable prior year period. The increase over the linked quarter was primarily due to an increase in investment products income of $138,000 and an increase in service charges on deposit accounts, such as NSF and overdraft fees, of $54,000, offset by a decrease in gain on derivative instruments of $85,000 due to a planned decline in transaction volume. The decrease over the prior year period was primarily attributable to a reduction in service charges on deposit accounts of $551,000, a decrease in gain on derivative instruments of $491,000 due to a planned decline in transaction volume and a decrease in bank owned life insurance (BOLI) income of $203,000 due to lower yields earned on the separate account policy. These decreases were offset with an increase in gain on sale of loans of $425,000 and an increase in investment products income of $166,000.

·
Total non-interest expense for the quarter of $26.9 million decreased $783,000, or 2.8%, over the linked quarter, and increased $3.8 million, or 16.6%, over the comparable prior year period. The decrease over the linked quarter was attributable to a reduction in insurance expense of $1.8 million as a result of the $1.6 million Federal Deposit Insurance Corporation (FDIC) special assessment recognized in the second quarter and a decrease in advertising expense of $620,000 due to the second quarter “Switch to Sun” campaign. These decreases were offset by an increase in salaries and benefits of $938,000 primarily due to severance and other related charges, and an increase in cost of real estate owned of $761,000 primarily due to an $800,000 write-down on the carrying value of one commercial property. The increase over the prior year period was attributable to an increase in salaries and benefits of $1.9 million due to the addition of several key management and business line staff, and severance and other related charges, an increase in cost of real estate owned of $841,000 primarily due to the aforementioned $800,000 write-down recognized on the carrying value of one commercial property and an increase in insurance expense of $774,000 primarily due to an increase in FDIC assessment rates, additional coverage under the Temporary Liquidity Guarantee Program (TLGP) and an overall increase in assessable deposits.

·	The income tax benefit is a result of the pre-tax loss in combination with the relatively large levels of tax-free income earned on tax-exempt securities and BOLI policies.
·	The Company’s ratio of tangible equity to tangible assets was 6.45% at September 30, 2009, as compared to 6.33% at June 30, 2009 and 6.39% at September 30, 2008.

The Company will hold its regularly scheduled conference call on Wednesday, October 28, 2009, at 11:30 a.m. (ET). Participants may listen to the live Web cast through the Sun Bancorp Web site at www.sunnb.com. Participants are advised to log on 10 minutes ahead of the scheduled start of the call. An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. is a $3.5 billion asset bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 70 locations in New Jersey. The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Profitability for the period:
Net interest income	$26,466	$24,962	$72,089	$74,189
Provision for loan losses	16,237	3,723	27,187	12,383
Non-interest income	4,476	7,046	11,529	22,223
Non-interest expense	26,867	23,050	78,334	69,928
(Loss) income before income taxes	(12,162)	5,235	(21,903)	14,101
Net (loss) income	(6,542)	4,129	(10,791)	10,641
Net (loss) income available to common shareholders	$(6,542)	$4,129	$(16,142)	$10,641

Financial ratios:
Return on average assets (1)	(0.73)%	0.48%	(0.40)%	0.42%
Return on average equity (1)	(7.16)%	4.56%	(3.66)%	3.88%
Return on average tangible equity (1),(2)	(11.81)%	7.74%	(5.80)%	6.58%
Net interest margin (1)	3.36%	3.28%	3.03%	3.31%
Efficiency ratio	86.83%	72.01%	93.68%	72.53%
Efficiency ratio, excluding non-operating income and non-operating expense (3)	81.74%	72.01%	86.67%	72.35%

Earnings per common share (4):
Basic	$(0.28)	$0.18	$(0.70)	$0.45
Diluted	$(0.28)	$0.17	$(0.70)	$0.44

Average equity to average assets	10.17%	10.57%	10.88%	10.83%

	September 30,	December 31,
	2009	2008	2008
At period-end:
Total assets	$3,545,639	$3,425,379	$3,622,126
Total deposits	2,932,880	2,873,378	2,896,364
Loans receivable, net of allowance for loan losses	2,663,697	2,632,019	2,702,516
Investments	428,696	396,117	453,584
Borrowings	65,873	78,117	154,097
Junior subordinated debentures	92,786	92,786	92,786
Shareholders’ equity	362,457	357,282	358,508

Credit quality and capital ratios:
Allowance for loan losses to gross loans	1.70%	1.28%	1.36%
Non-performing assets to gross loans and real estate owned	3.46%	1.87%	1.78%
Allowance for loan losses to non-performing loans	54.58%	71.80%	79.69%

Total capital (to risk-weighted assets) (5):
Sun Bancorp, Inc.	11.60%	11.67%	11.37%
Sun National Bank	11.11%	11.02%	10.84%
Tier 1 capital (to risk-weighted assets) (5):
Sun Bancorp, Inc.	10.34%	10.51%	10.17%
Sun National Bank	9.85%	9.86%	9.64%
Leverage ratio (5):
Sun Bancorp, Inc.	9.21%	9.56%	9.58%
Sun National Bank	8.77%	8.97%	9.10%

Book value (4)	$15.63	$15.18	$15.57
Tangible book value (4)	$9.46	$8.90	$9.20

(1) Amounts for the three and nine months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income.   Non-interest income for the three and nine months ended September 30, 2009 exclude a net impairment loss on available for sale securities of $1.9 million and $6.8 million, respectively.  Non-interest income for the nine months ended September 30, 2008 excludes a gain on the mandatory redemption of Visa stock of $207,000.  Non-interest expense for the nine months ended September 30, 2008 excludes a $250,000 executive sign-on incentive and $72,000 in lease buyout charges.

(4) Data is adjusted for a 5% stock dividend issued in May 2009.
(5) September 30, 2009 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value)
	September 30,	December 31,
	2009	2008
ASSETS
Cash and due from banks	$57,893	$31,237
Interest-earning bank balances	2,361	26,784
Federal funds sold	-	412
Cash and cash equivalents	60,254	58,433
Investment securities available for sale (amortized cost - $405,466 and $444,628 at September 30, 2009 and December 31, 2008, respectively)	405,141	423,513
Investment securities held to maturity (estimated fair value - $8,221 and $13,601 at September 30, 2009 and December 31, 2008, respectively)	8,052	13,765
Loans receivable (net of allowance for loan losses - $46,067 and $37,309 at September 30, 2009 and December 31, 2008, respectively)	2,663,697	2,702,516
Restricted equity investments	15,503	16,306
Bank properties and equipment, net	52,537	48,642
Real estate owned, net	9,667	1,962
Accrued interest receivable	11,166	12,254
Goodwill	127,894	127,894
Intangible assets, net	15,237	18,769
Deferred taxes, net	13,965	16,707
Bank owned life insurance (BOLI)	77,153	75,504
Other assets	85,373	105,861
Total assets	$3,545,639	$3,622,126

LIABILITIES & SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits	$2,932,880	$2,896,364
Federal funds purchased	6,000	71,500
Securities sold under agreements to repurchase - customers	21,018	20,327
Advances from the Federal Home Loan Bank of New York (FHLBNY)	15,512	42,081
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000
Obligations under capital lease	8,343	5,189
Junior subordinated debentures	92,786	92,786
Other liabilities	91,643	120,371
Total liabilities	3,183,182	3,263,618

SHAREHOLDERS' EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized; 25,295,153 shares issued and 23,188,430 shares outstanding at September 30, 2009; 24,037,431 shares issued and 21,930,708 shares outstanding at December 31, 2008	25,295	24,037
Additional paid-in capital	361,571	351,430
Retained earnings	1,743	22,580
Accumulated other comprehensive gain (loss)	31	(13,377)
Deferred compensation plan trust	(21)	-
Treasury stock at cost, 2,106,723 shares at September 30, 2009 and December 31, 2008	(26,162)	(26,162)
Total shareholders' equity	362,457	358,508
Total liabilities and shareholders' equity	$3,545,639	$3,622,126

SUN BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except share and per share amounts)
	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2009		2008		2009	2008
INTEREST INCOME
Interest and fees on loans		$33,299		$37,819	$98,487	$116,104
Interest on taxable investment securities		3,405		3,943	11,341	11,933
Interest on non-taxable investment securities		969		830	2,695	2,434
Dividends on restricted equity investments		219		250	609	796
Interest on federal funds sold		-		137	-	234
Total interest income		37,892		42,979	113,132	131,501
INTEREST EXPENSE
Interest on deposits		9,797		15,905	36,132	50,175
Interest on funds borrowed		548		753	1,511	2,880
Interest on junior subordinated debentures		1,081		1,359	3,400	4,257
Total interest expense		11,426		18,017	41,043	57,312
Net interest income		26,466		24,962	72,089	74,189
PROVISION FOR LOAN LOSSES		16,237		3,723	27,187	12,383
Net Interest income after provision for loan losses		10,229		21,239	44,902	61,806
NON-INTEREST INCOME
Service charges on deposit accounts		3,150		3,701	9,290	10,655
Other service charges		85		82	246	235
Gain on sale of loans		711		286	1,749	1,121
Gain on derivative instruments		-		491	212	2,167
Investment products income		894		728	2,172	2,353
BOLI income		575		778	1,649	2,356
Net impairment losses on available for sale securities:
Total impairment losses	(1,928)		-		(6,764)	-
Portion of loss recognized in other comprehensive income (before taxes)	-		-		-	-
Net impairment losses recognized in earnings		(1,928)		-	(6,764)	-
Other		989		980	2,975	3,336
Total non-interest income		4,476		7,046	11,529	22,223
NON-INTEREST EXPENSE
Salaries and employee benefits		14,154		12,277	39,333	36,980
Occupancy expense		2,689		2,912	8,606	8,764
Equipment expense		1,619		1,522	4,842	4,812
Data processing expense		980		1,154	3,042	3,339
Amortization of intangible assets		1,177		1,177	3,532	3,532
Insurance expense		1,519		745	6,292	2,142
Professional fees		595		542	1,480	1,590
Advertising expense		251		336	1,667	1,519
Real estate owned expense, net		854		13	1,127	(512)
Other		3,029		2,372	8,413	7,762
Total non-interest expense		26,867		23,050	78,334	69,928
(LOSS) INCOME BEFORE INCOME TAXES		(12,162)		5,235	(21,903)	14,101
INCOME TAX (BENEFIT) EXPENSE		(5,620)		1,106	(11,112)	3,460
NET (LOSS) INCOME		(6,542)		4,129	(10,791)	10,641
Preferred stock dividend and discount accretion		-		-	5,351	-
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS		$(6,542)		$4,129	$(16,142)	$10,641

Basic (loss) earnings per share (1)		$(0.28)		$0.18	$(0.70)	$0.45
Diluted (loss) earnings per share (1)		$(0.28)		$0.17	$(0.70)	$0.44
Weighted average shares – basic (1)		23,162,992		23,512,826	23,104,419	23,755,567
Weighted average shares – diluted (1)		23,162,992		24,084,540	23,104,419	24,355,870
(1) Data is adjusted for a 5% stock dividend issued in May 2009.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2009	2009	2009	2008	2008
	Q3	Q2	Q1	Q4	Q3
Balance sheet at quarter end:
Loans:
Commercial and industrial	$2,234,616	$2,240,368	$2,243,698	$2,234,202	$2,164,523
Home equity	261,206	265,407	268,122	274,360	271,197
Second mortgage	71,578	73,856	78,589	84,388	85,734
Residential real estate	72,292	79,627	69,971	67,473	61,845
Other	70,072	74,714	77,638	79,402	82,840
Total gross loans	2,709,764	2,733,972	2,738,018	2,739,825	2,666,139
Allowance for loan losses	(46,067)	(44,316)	(39,406)	(37,309)	(34,120)
Net loans	2,663,697	2,689,656	2,698,612	2,702,516	2,632,019
Goodwill	127,894	127,894	127,894	127,894	127,894
Intangible assets, net	15,237	16,414	17,592	18,769	19,947
Total assets	3,545,639	3,561,110	3,635,697	3,622,126	3,425,379
Total deposits	2,932,880	2,875,502	2,930,084	2,896,364	2,873,378
Federal funds purchased	6,000	87,500	-	71,500	-
Securities sold under agreements to repurchase - customers	21,018	17,398	14,170	20,327	38,359
Advances from FHLBNY	15,512	15,805	16,096	42,081	19,551
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000	15,000	15,000	15,000
Obligations under capital lease	8,343	8,383	5,171	5,189	5,207
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	362,457	360,660	447,984	358,508	357,282
Quarterly average balance sheet:
Loans:
Commercial and industrial	$2,247,234	$2,236,745	$2,229,016	$2,195,218	$2,146,204
Home equity	263,494	268,276	268,921	275,791	268,178
Second mortgage	72,830	75,967	81,854	85,530	84,404
Residential real estate	76,626	75,812	70,868	62,481	57,471
Other	70,790	75,133	79,324	81,426	84,116
Total gross loans	2,730,974	2,731,933	2,729,983	2,700,446	2,640,373
Securities and other interest-earning assets	486,274	491,348	527,318	476,305	461,276
Total interest-earning assets	3,217,248	3,223,281	3,257,301	3,176,751	3,101,649
Total assets	3,593,037	3,611,679	3,644,558	3,483,145	3,422,764
Non-interest-bearing demand deposits	476,478	431,836	397,237	407,151	435,249
Total deposits	2,946,281	2,975,358	2,936,452	2,916,153	2,837,147
Total interest-bearing liabilities	2,663,226	2,705,069	2,694,326	2,679,673	2,600,310
Total shareholders' equity	365,440	370,196	445,040	361,513	361,895

Capital and credit quality measures:
Total capital (to risk-weighted assets) (1):
Sun Bancorp, Inc.	11.60%	11.62%	14.32%	11.37%	11.67%
Sun National Bank	11.11%	11.15%	10.99%	10.84%	11.02%
Tier 1 capital (to risk-weighted assets) (1):
Sun Bancorp, Inc.	10.34%	10.37%	13.07%	10.17%	10.51%
Sun National Bank	9.85%	9.90%	9.74%	9.64%	9.86%
Leverage ratio (1):
Sun Bancorp, Inc.	9.21%	9.29%	11.81%	9.58%	9.56%
Sun National Bank	8.77%	8.88%	8.80%	9.10%	8.97%

Average equity to average assets	10.17%	10.25%	12.21%	10.38%	10.57%
Allowance for loan losses to total gross loans	1.70%	1.62%	1.44%	1.36%	1.28%
Non-performing assets to total gross loans and real estate owned	3.46%	2.70%	2.34%	1.78%	1.87%
Allowance for loan losses to non-performing loans	54.58%	69.82%	73.76%	79.69%	71.80%

Other data:
Net charge-offs	(14,486)	(2,040)	(1,903)	(4,428)	(1,093)
Non-performing assets:
Non-accrual loans	$80,333	$55,801	$50,481	$42,233	$45,940
Loans past due 90 days and accruing	4,067	7,675	2,945	4,587	1,583
Real estate owned, net	9,667	10,620	10,834	1,962	2,381
Total non-performing assets	$94,067	$74,096	$64,260	$48,782	$49,904
(1) September 30, 2009 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share data)
	2009	2009	2009	2008	2008
	Q3	Q2	Q1	Q4	Q3
Profitability for the quarter:
Tax-equivalent interest income	$38,413	$38,276	$37,894	$43,574	$43,426
Interest expense	11,426	14,017	15,600	17,661	18,017
Tax-equivalent net interest income	26,987	24,259	22,294	25,913	25,409
Tax-equivalent adjustment	521	475	455	441	447
Provision for loan losses	16,237	6,950	4,000	7,617	3,723
Non-interest income excluding net gain on sale of branches and net impairment losses on available for sale securities	6,404	6,290	5,599	6,119	7,046
Net gain on sale of branches	-	-	-	11,454	-
Net impairment losses on available for sale securities	(1,928)	(4,558)	(278)	(7,497)	-
Non-interest expense excluding amortization of intangible assets	25,690	26,472	22,640	21,534	21,873
Amortization of intangible assets	1,177	1,178	1,177	1,178	1,177
(Loss) income before income taxes	(12,162)	(9,084)	(657)	5,219	5,235
Income tax (benefit) expense	(5,620)	(4,450)	(1,042)	966	1,106
Net (loss) income	(6,542)	(4,634)	385	4,253	4,129
Net (loss) income available to common shareholders	$(6,542)	$(8,780)	$(820)	$4,253	$4,129
Financial ratios:
Return on average assets (1)	(0.73)%	(0.51)%	0.04%	0.49%	0.48%
Return on average equity (1)	(7.16)%	(5.01)%	0.35%	4.71%	4.56%
Return on average tangible equity (1),(2)	(11.81)%	(8.23)%	0.52%	7.94%	7.74%
Net interest margin (1)	3.36%	3.01%	2.74%	3.26%	3.28%
Efficiency ratio	86.83%	108.36%	87.69%	63.89%	72.01%
Efficiency ratio, excluding non-operating income and non-operating expense	81.74%	91.94%	86.80%	71.89%	72.01%
Per share data (3):
(Loss) earnings per common share:
Basic	$(0.28)	$(0.38)	$(0.04)	$0.18	$0.18
Diluted	$(0.28)	$(0.38)	$(0.04)	$0.18	$0.17
Book value	$15.63	$15.59	$15.72	$15.57	$15.18
Tangible book value	$9.46	$9.35	$9.41	$9.20	$8.90
Average basic shares (3)	23,162,992	23,103,975	23,043,056	23,323,693	23,512,826
Average diluted shares (3)	23,162,992	23,103,975	23,043,056	23,410,606	24,084,540
Operating non-interest income:
Service charges on deposit accounts	$3,150	$3,096	$3,044	$3,263	$3,701
Other service charges	85	79	82	82	82
Gain on sale of loans	711	693	345	204	286
Gain on derivative instruments	-	85	127	411	491
Investment products income	894	756	522	688	728
BOLI income	575	561	513	661	778
Other income	989	1,020	966	810	980
Total operating non-interest income	6,404	6,290	5,599	6,119	7,046
Non-operating income (4):
Net gain on sale of branches	-	-	-	11,454	-
Net impairment losses on available for sale securities recognized in earnings	(1,928)	(4,558)	(278)	(7,497)	-
Total non-operating income	(1,928)	(4,558)	(278)	3,957	-
Total non-interest income	$4,476	$1,732	$5,321	$10,076	$7,046
Operating non-interest expense:
Salaries and employee benefits	$14,154	$13,216	$11,963	$10,643	$12,277
Occupancy expense	2,689	2,782	3,135	2,919	2,912
Equipment expense	1,619	1,685	1,538	1,609	1,522
Data processing expense	980	1,052	1,010	1,120	1,154
Amortization of intangible assets	1,177	1,178	1,177	1,178	1,177
Insurance expense	1,519	3,330	1,443	901	745
Professional fees	595	507	378	745	542
Advertising expense	251	871	545	849	336
Real estate owned expense (income), net	854	93	180	(116)	13
Other expenses	3,029	2,936	2,448	2,864	2,372
Total operating non-interest expense	26,867	27,650	23,817	22,712	23,050
Total non-interest expense	$26,867	$27,650	$23,817	$22,712	$23,050
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Data is adjusted for a 5% stock dividend issued in May 2009.
(4) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended September 30, 2009			For the Three Months Ended September, 2008
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,247,234	$26,590	4.73%	$2,146,204	$30,243	5.64%
Home equity	263,494	3,248	4.93	268,178	3,800	5.67
Second mortgage	72,830	1,182	6.49	84,404	1,384	6.56
Residential real estate	76,626	1,099	5.74	57,471	911	6.34
Other	70,790	1,180	6.67	84,116	1,481	7.04
Total loans receivable	2,730,974	33,299	4.88	2,640,373	37,819	5.73
Investment securities (3)	439,661	5,091	4.63	422,897	5,423	5.13
Interest-earning bank balances	46,613	23	0.20	9,418	47	2.00
Federal funds sold	-	-	-	28,961	137	1.89
Total interest-earning assets	3,217,248	38,413	4.78	3,101,649	43,426	5.60
Cash and due from banks	46,724			57,463
Bank properties and equipment, net	52,058			48,204
Goodwill and intangible assets, net	143,868			148,577
Other assets	133,139			66,871
Total non-interest-earning assets	375,789			321,115
Total assets	$3,593,037			$3,422,764

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,112,999	2,658	0.96%	$927,312	4,180	1.80%
Savings deposits	299,590	693	0.93	378,699	1,652	1.74
Time deposits	1,057,214	6,446	2.44	1,095,887	10,073	3.68
Total interest-bearing deposit accounts	2,469,803	9,797	1.59	2,401,898	15,905	2.65
Short-term borrowings:
Federal funds purchased	42,836	36	0.34	17,766	102	2.30
Securities sold under agreements to repurchase - customers	18,823	12	0.26	35,426	104	1.17
Long-term borrowings:
FHLBNY advances (4)	30,607	361	4.72	47,221	452	3.83
Obligations under capital lease	8,371	139	6.64	5,213	95	7.29
Junior subordinated debentures	92,786	1,081	4.66	92,786	1,359	5.86
Total borrowings	193,423	1,629	3.37	198,412	2,112	4.26
Total interest-bearing liabilities	2,663,226	11,426	1.72	2,600,310	18,017	2.77
Non-interest-bearing demand deposits	476,478			435,249
Other liabilities	87,893			25,310
Total non-interest bearing liabilities	564,371			460,559
Total liabilities	3,227,597			3,060,869
Shareholders' equity	365,440			361,895
Total liabilities and shareholders' equity	$3,593,037			$3,422,764

Net interest income		$26,987			$25,409
Interest rate spread (5)			3.06%			2.83%
Net interest margin (6)			3.36%			3.28%
Ratio of average interest-earning assets to average interest-bearing liabilities			120.80%			119.28%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for three months ended September 30, 2009 and 2008 was $521,000 and $447,000, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Nine Months Ended September 30, 2009			For the Nine Months Ended September 30, 2008
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,237,732	$77,774	4.63%	$2,094,470	$93,089	5.93%
Home equity	266,878	10,080	5.04	267,169	11,880	5.93
Second mortgage	76,851	3,715	6.45	82,615	4,037	6.52
Residential real estate	74,456	3,264	5.85	53,287	2,547	6.37
Other	75,051	3,654	6.49	85,633	4,551	7.09
Total loans receivable	2,730,968	98,487	4.81	2,583,174	116,104	5.99
Investment securities (3)	450,572	16,015	4.74	434,928	16,290	4.99
Interest-earning bank balances	50,799	81	0.21	9,811	184	2.50
Federal funds sold	125	-	-	15,760	234	1.98
Total interest-earning assets	3,232,464	114,583	4.73	3,043,673	132,812	5.82
Cash and due from banks	48,203			57,580
Bank properties and equipment, net	49,637			48,156
Goodwill and intangible assets, net	145,028			149,744
Other assets	140,904			73,481
Total non-interest-earning assets	383,772			328,961
Total assets	$3,616,236			$3,372,634

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,038,932	7,969	1.02%	$828,107	10,547	1.70%
Savings deposits	297,404	2,264	1.02	420,997	6,323	2.00
Time deposits	1,180,923	25,899	2.92	1,088,507	33,305	4.08
Total interest-bearing deposit accounts	2,517,259	36,132	1.91	2,337,611	50,175	2.86
Short-term borrowings:
Federal funds purchased	21,154	61	0.38	21,244	404	2.54
Securities sold under agreements to repurchase - customer	17,151	32	0.25	36,650	445	1.62
Long-term borrowings:
FHLBNY advances (4)	32,805	1,090	4.43	56,522	1,745	4.12
Obligations under capital lease	6,271	328	6.97	5,230	286	7.29
Junior subordinated debentures	92,786	3,400	4.89	92,899	4,257	6.11
Total borrowings	170,167	4,911	3.85	212,545	7,137	4.48
Total interest-bearing liabilities	2,687,426	41,043	2.04	2,550,156	57,312	3.00
Non-interest-bearing demand deposits	435,474			427,505
Other liabilities	100,069			29,613
Total non-interest-bearing liabilities	535,543			457,118
Total liabilities	3,222,969			3,007,274
Shareholders' equity	393,267			365,360
Total liabilities and shareholders' equity	$3,616,236			$3,372,634

Net interest income		$73,540			$75,500
Interest rate spread (5)			2.69%			2.82%
Net interest margin (6)			3.03%			3.31%
Ratio of average interest-earning assets to average interest-bearing liabilities			120.28%			119.35%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for nine months ended September 30, 2009 and 2008 was $1.5 million and $1.3 million, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.